UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

As part of Iconix Brand Group, Inc.’s (“Registrant” or “Iconix”) previously announced recapitalization transaction, on November 29, 2012 (the “Closing Date”), Icon Brand Holdings LLC, ICON DE Intermediate Holdings LLC, ICON DE Holdings LLC and ICON NY Holdings LLC, each a limited-purpose, bankruptcy remote, wholly-owned indirect subsidiary of Iconix, (collectively, the “Co-Issuers”) issued $600 million aggregate principal amount of Series 2012-1 4.229% Senior Secured Notes, Class A-2 (the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended.

Simultaneously with the issuance of the Class A-2 Notes, the Co-Issuers also entered into a revolving financing facility of Series 2012-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), which allows for the funding of up to $100 million of Variable Funding Notes and certain other credit instruments, including letters of credit. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Notes were issued in a securitization transaction pursuant to which substantially all of Iconix’s United States and Canadian revenue-generating assets (the “Securitized Assets”), consisting principally of its intellectual property and license agreements for the use of its intellectual property, are held by the Co-Issuers.

Class A-2 Notes

The Notes were issued under a Base Indenture dated November 29, 2012 (the “Base Indenture”), which is attached to this Form 8-K as Exhibit 4.1, and the related supplemental indenture dated November 29, 2012 (the “Series 2012-1 Supplement”), which is attached to this Form 8-K as Exhibit 4.2, among the Co-Issuers and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and the Series 2012-1 Supplement (collectively, the “Indenture”) will allow the Co-Issuers to issue additional series of notes in the future subject to certain conditions.

While the Notes are outstanding, payments of interest are required to be made on the Class A-2 Notes on a quarterly basis. To the extent funds are available, principal payments in the amount of $10,500,000 are required to be made on the Class A-2 Notes on a quarterly basis.

The legal final maturity date of the Class A-2 Notes is in January of 2043, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2 Notes will be repaid in January of 2020. If the Co-Issuers have not repaid or refinanced the Class A-2 Notes prior to the anticipated repayment date, additional interest will accrue on the Class A-2 Notes equal to the greater of (A) 5% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis), on the anticipated repayment date of the United States treasury security having a term closest to 10 years plus (ii) 5% plus (iii) 3.4% exceeds the original interest rate. The Class A-2 Notes rank pari passu with the Variable Funding Notes.

The Notes are secured by the collateral described below under “Collateral.”

Variable Funding Notes

Simultaneously with the issuance of the Class A-2 Notes, the Co-Issuers also entered into a revolving financing facility consisting of Variable Funding Notes, which allows for the funding of up to $100 million of Variable Funding Notes and certain other credit instruments, including letters of credit. The Variable Funding Notes were issued under the Indenture and allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement dated November 29, 2012 (the “Variable Funding Note Purchase Agreement”), which is attached to this Form 8-K as Exhibit 10.1, among the Co-Issuers, Iconix, as manager, certain conduit investors, financial institutions and funding agents, and Barclays Bank PLC, as provider of letters of credit, as swingline lender and as administrative agent. The Variable Funding Notes will be governed, in part, by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Indenture. Interest on the Variable Funding Notes will be payable at per annum rates equal to the CP Rate, Base Rate or Eurodollar Rate, as defined in the Note Purchase Agreement.

Iconix had no undrawn letters of credit issued under the Variable Funding Notes on the Closing Date. There is a commitment fee on the unused portion of the Variable Funding Notes facility of 0.5%. It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to January 2018. Following the anticipated repayment date, additional interest will accrue on the Variable Funding Notes equal to 5% per annum. The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Collateral.”]

Collateral

Pursuant to the Indenture, the Notes are the joint and several obligations of the Co-Issuers only. The Notes are secured under the Indenture by a security interest in substantially all of the assets of the Co-Issuers (the “Collateral”), which includes, among other things, (i) intellectual property assets, including the U.S. and Canadian registered and applied for trademarks for the following brands and other related IP assets: Candie’s, Bongo, Joe Boxer (excluding Canadian trademarks, none of which are owned by Iconix), Rampage, Mudd, London Fog (other than the trademark for outerwear products sold in the United States), Mossimo, Ocean Pacific and OP, Danskin and Danskin Now, Rocawear, Starter, Waverly, Fieldcrest, Royal Velvet, Cannon, Charisma, and Sharper Image; (ii) the rights (including the rights to receive payments) and obligations under all license agreements for use of those trademarks; (iii) the following equity interests in the following joint ventures: an 85% interest in Hardy Way LLC which owns the Ed Hardy brand, a 50% interest in MG Icon LLC which owns the Material Girl and Truth or Dare brands, a 100% interest in ZY Holdings LLC which owns the Zoo York brand, and an 80% interest in Peanuts Holdings LLC which owns the Peanuts brand and characters; and (iv) various accounts established under the Indenture.

If Iconix contributes a newly organized, limited purpose, bankruptcy remote entity (each an “Additional IP Holder” and, together with the Co-Issuers, the “Securitization Entities”) to Icon Brand Holdings LLC or Icon DE Intermediate Holdings LLC, that Additional IP Holder will enter into a guarantee and collateral agreement in a form provided for in the Base Indenture pursuant to which such Additional IP Holder will guarantee the obligations of the Co-Issuers in respect of any Notes issued under the Base Indenture and the other related documents and pledge substantially all of its assets to secure those guarantee obligations pursuant to a guarantee and collateral agreement.

Neither Iconix nor any subsidiary of Iconix, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Notes.

Management of the Securitized Assets

None of the Co-Issuers has employees. Each of the Co-Issuers has entered into a management agreement dated November 29, 2012 (the “Management Agreement”), which is attached to this Form 8-K as Exhibit 10.2, among the Co-Issuers, Iconix, as manager, and Citibank, N.A. as trustee. Iconix will act as the manager with respect to the Securitized Assets. The primary responsibilities of the manager will be to perform certain licensing, distribution, intellectual property and operational functions on behalf of the Co-Issuers with respect to the Securitized Assets pursuant to the Management Agreement. The manager will be entitled to the payment of the monthly management fee, as set forth in the Management Agreement and will be subject to the liabilities set forth in the Management Agreement. In consideration of the monthly management fee, the manager has agreed to pay all of the ongoing expenses of the Co-Issuers.

The manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. Notwithstanding the foregoing, the manager is obligated to perform its obligations, consistent with the standard set forth in the Management Agreement, notwithstanding the fact that the Manager is not entitled to be reimbursed for any of its expenses incurred in connection with its obligations.

Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.

Iconix may be removed as the manager of the Co-Issuers upon the occurrence of the manager termination events specified in the Management Agreement.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a change of control (as defined in the Series 2012-1 Supplement) and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain stated debt service coverage ratios, certain manager termination events, an event of default and the failure to repay or refinance the Notes on the scheduled maturity date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal at maturity or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds

Iconix used approximately $150 million of the proceeds received from the issuance of the Class A-2 Notes to repay amounts outstanding under its existing revolving credit facility and approximately $20 million to pay the costs associated with the securitized financing transaction. In addition, $225 million of the proceeds from the Class A-2 Notes were used for Iconix’ purchase of the Umbro brand. Iconix intends to use the remaining proceeds for general corporate purposes, including potential acquisitions and/or share repurchases.

The descriptions of agreements above do not purport to be complete and are qualified in its entirety by reference to the full text of applicable agreement, each of which is filed as an exhibit to this Report. The agreements have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Registrant or the other parties thereto. The Agreements contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of each such agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 7.01	Regulation FD Disclosure.

Exhibit 99.1 hereto includes certain historical and pro forma financial information of Iconix related to the securitization transaction.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our annual report on Form 10-K. Except as required by applicable securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In furnishing such information, we make no admission as to the materiality of any such information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Base Indenture dated November 29, 2012

4.2	Supplemental Indenture dated November 29, 2012

10.1	Class A-1 Note Purchase Agreement dated November 29, 2012 by and among Registrant, Co-Issuers, Certain Conduit Investors, Certain Financial Institutions, Certain Funding Agents, Barclays Bank PLC, as L/C Provider, Barclays Bank PLC as Swingline Lender and Barclays Bank PLC, as Administrative Agent

10.2	Management Agreement dated November 29, 2012 by and among the Co-Issuers, Registrant and Citibank, N.A., as trustee

99.1	Certain Historical and Pro Forma Financial Information of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
	Name:	Warren Clamen
	Title:	Executive Vice President and Chief Financial Officer

Date: December 11, 2012